AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2005

                                                   Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 TECHLABS, INC.
            (Exact name of registration as specified in its charter)


                  Florida                                   65-0843965
       (State or other jurisdiction                    (I.R.S.Employer or
      incorporation or organization)                   Identification No.)


                               8905 Kingston Pike
                                    Suite 307
                           Knoxville, Tennessee 37923
               (Address of Principal Executive Offices) (Zip Code)


                 Compensation Agreement with Steven T. Dorrough
                            (Full Title of the Plan)


                                 Jayme Dorrough
                               8905 Kingston Pike
                                    Suite 307
                           Knoxville, Tennessee 37923
                     (Name and address of agent for service)


                                 With a copy to:

                            David M. Glassberg, Esq.
                           Glassberg & Glassberg, P.A.
                            13615 South Dixie Highway
                                  Suite 114-514
                              Miami, Florida 33176

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                         Proposed
                                          maximum      Proposed
Title of each class                      offering      maximum       Amount of
of securities           Amount to be     price per     offering     registration
to be registered        registered         share        price           fee
================================================================================

Common stock,
$.001 par value            60,000          $1.05        $63,000        $8.00
per share (1)
________________________________________________________________________________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Securities Act") based upon the closing bid and asked prices for the common stock as reported on the OTC Bulletin Board on January 18, 2005

================================================================================

PROSPECTUS


                                 TECHLABS, INC.

                          60,000 SHARES OF COMMON STOCK

         This is an offering of common stock of Techlabs, Inc. All of the shares are being offered by the selling stockholder listed in the section of this prospectus entitled "Sales by Selling Stockholder." We will not receive any of the proceeds from the sale of the shares.

         For a description of the plan of distribution of the shares, please see page 12 of this prospectus.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "TELA." On January 18, 2005 the last sale price for our common stock was $1.05.

                           __________________________


         INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR COMMON STOCK.

                           __________________________


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is January 18, 2005

                               PROSPECTUS SUMMARY

         This summary highlights important features of this offering and the information included in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors." When used herein, the terms "Techlabs," "we," "us," and "our" refers to Techlabs, Inc., a Florida corporation, and its subsidiaries.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to expand our current operations and/or consummate a merger or business combination with an operating entity, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Readers should carefully review this prospectus and all documents which are incorporated by reference hereto. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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                                  OUR BUSINESS

OVERVIEW

         We generate our revenues from fees earned by us from the rental of our Starting Point.com email list, and from fees paid directly by customers of our Siren Fountain of Youth Spa, an anti-aging day spa located in Stuart, Florida which began operations in November 2004.

         The Starting Point.com email list is derived from opt-ins to our Starting Point web site located at www.stpt.com. This web site was designed to offer a variety of web searching tools. Users can also perform targeted searches utilizing Starting Point.com's database of directories and web sites that include 13 distinct sections covering topics from investments to entertainment to sports to weather and more, with each section having its own easy-to-use, organized format. Starting Point is managed for us by a third party.

         For the years ended December 31, 2002 and 2003 our sole customer was ResponseBase, a third party direct marketing company. We were recently advised by ResponseBase that they were exiting that segment of their business. We are presently sourcing replacements for ResponseBase.

         In addition to Starting Point, we also own Interplanner.com and InternetChic Marketing. Neither of these web site properties are generating revenues at this time. Interplanner.com was designed as a free online calendar and personal information management (PIM) service that offered a comprehensive set of features, including a personal calendar, group calendars, contact lists, appointment entry and tracking, and task lists, as well as a variety of content. Interplanner's original source code and documentation was developed for us by a third party. We own all intellectual property rights associated with Interplanner. InternetChic Marketing was a business-to-business marketing solution provider focused on developing and implementing Internet marketing and web site traffic building programs for Internet businesses and traditional brick and mortar companies.

         In November 2004, we opened the Siren Fountain of Youth Spa, a 3,000-s.f. anti-aging day spa located on the St. Lucie River in Stuart, Florida. Our facility offers, on a day-use basis, hormone replacement therapies, electro-magnetic therapy, and sexual enhancement therapies under medical supervision. Additionally, the center's facility has a complete cosmetic and therapeutic day spa specializing in body wraps and facials, with plans to add

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massage therapy and manicure and pedicure. In addition to the aforementioned spa treatments and services, the facility also sells a variety of over-the-counter diet supplements and vitamins, as well as skin care products, including the Skin Fitness line of products.

OUR HISTORY

         We were formed in the State of Florida in May 1998 under the name Coordinated Physician Services, Inc. to organize and operate primary care physician networks for managed medical care organizations. In February 1999 we abandoned this business due to excessive competition, changed our name to Techlabs, Inc. and embarked on a business strategy of a developer and incubator of start-up and emerging Internet companies and businesses.

COMPETITION

         We compete with a vast number of companies in the collection and rental of targeted opt-in email addresses. This business segment is intensely competitive and rapidly changing and has proven to be a very difficult business model. Many of our current and potential competitors have greater name recognition, longer operating histories, larger customer bases and significantly greater financial, technical, marketing, public relations, sales, distribution and other resources. Some of our potential competitors are among the largest and most well-capitalized companies in the world. Because of our small size, we cannot assure you that we will ever compete effectively in our market segment.

         We compete with a significant number of competitors in the day spa business segment in the South Florida marketplace, including several located within close proximity to the Stuart, Florida area. Such locations include stand-alone day spas, as well as day spas located within health, beauty and fitness facilities, and within resorts and hotels. This business segment is becoming highly competitive with other local facilities offering substantially all, if not a greater number of the treatments and services that are offered at our facility. Given that our facility is relatively new in the marketplace, many of our current and potential competitors may have greater name recognition, longer operating histories, larger customer bases and significantly greater financial, technical, marketing, public relations, sales, distribution and other resources. Because of our small size and status as a recent start-up, we cannot assure you that we will ever compete effectively in our market segment.

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INTELLECTUAL PROPERTY

         We rely upon a combination of trade secret, copyright and trademark laws to protect our intellectual property. Except where we have granted third parties contractual rights to use our intellectual property, we limit access to, and distribution of, and other proprietary information. However, the steps we take to protect our intellectual property may not be adequate to deter misappropriation of our proprietary information. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations. We have also obtained the right to the Internet addresses www.stpt.com. As with phone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use the Internet address; however, there can be no assurance in this regard and the loss of these addresses may have a material adverse affect on our ability to license the related products and services.

EMPLOYEES

         As of September 30, 2004 we had one part-time employee, Jayme Dorrough our sole officer and director. As of December 31, 2004, our day spa operation had 3 full-time employees.

WHERE TO CONTACT US

         Our offices are at 8905 Kingston Pike, Suite 307, Knoxville, Tennessee 37923, and our telephone number is 215-368-6344.

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

         WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT. WE DO NOT ANTICIPATE THAT WE WILL REPORT ANY SUBSTANTIAL REVENUES OR A PROFIT IN THE FORESEEABLE FUTURE.

         For the nine months ended September 30, 2004 we did not report any revenues. We reported a net loss of $270,379 for the nine months ended September 30, 2004, and at September 30, 2004 we had an accumulated deficit of $8,258,781. Subsequent to September 30, 2004 we expanded our operations to include day spa services. While these operations have generated limited revenues through December 31, 2004, because this expansion occurred during the fourth quarter of fiscal 2004 we have yet to report results from these operations as of the date hereof. While a significant portion of our accumulated losses from inception through September 30, 2004 are non-cash, we have never generated sufficient revenues to offset our operating costs. We are dependent upon our recently commenced day spa operations for our revenues and to provide sufficient working capital. These operations are subject to all the risks inherent in a new business and we are unable to predict if these operations will generate sufficient revenue to meet our operating expenses in future periods. Our principal stockholder has historically advanced certain funds to us to pay our expenses, and we believe that it will continue to pay these expenses for us until such time as we are able to generate sufficient revenues from our own operations. As a result of the uncertainty surrounding our revenues in the near future, you should not purchase shares of our common stock based upon our historical operations or financial results.

         THE DAY SPA MARKET SEGMENT IS HIGHLY COMPETITIVE, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         We believe the day spa market segment is highly competitive and at times changes rapidly due to consumer preferences and industry trends. We compete primarily with local companies, some of whom have significantly greater resources than we have.

         CONSUMERS MAY REDUCE DISCRETIONARY PURCHASES OF OUR SPA TREATMENTS AND SERVICES AS A RESULT OF A GENERAL ECONOMIC DOWNTURN.

         We believe that consumer spending on day-spa treatments and services is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience sustained periods of declines in sales during economic downturns, or in the event of terrorism or diseases affecting

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customers purchasing patterns. In addition, a general economic downturn may result in reduced traffic in our day-spa, which may, in turn, result in reduced net sales of over-the counter products to our customers. Any resulting material reduction in our sales could have a material adverse effect on our business, prospects, results of operations and financial condition.

         WE DEPEND ON THIRD PARTIES FOR THE MANUFACTURE AND DELIVERY OF PRODUCTS SOLD AT OUR DAY SPA.

         We do not own or operate any significant manufacturing facilities with respect to over-the counter diet supplements and vitamins or skin care products. We currently obtain these products from a limited number of manufacturers and other suppliers. If we were to experience delays in the delivery of the products or if these suppliers were unable to supply product, our customer relationships, revenues and earnings could suffer.

         WE DEPEND ON OUR ABILITY TO HIRE AND RETAIN QUALIFIED PERSONNEL AT OUR DAY SPAS.

         We believe the success of our day spa businesses also depends on our ability to hire and retain the services of qualified personnel. We cannot assure you that a sufficient number of highly qualified personnel will be available to us.

         OUR DAY SPA BUSINESS OPERATIONS MAY BE SUBJECT TO APPLICABLE LOCAL AND STATE REGULATIONS, INCLUDING LICENSING OF CERTAIN PERSONNEL.

         Our day spa operations may be subject to applicable regulations in the locations where such operations are conducted. These regulations could adversely affect our ability to sell, or could increase the cost of, our services and products. Among other things, local and state licensing requirements for certain personnel could impede our ability to provide certain services.

         PRODUCT LIABILITY AND OTHER POTENTIAL CLAIMS COULD ADVERSELY AFFECT US.

         The nature and use of our day spa products and services could give rise to product liability or other claims if a customer were injured while receiving one of our services or suffered adverse reactions following the use of our products. Adverse reactions could be caused by various factors beyond our control, including hypoallergenic sensitivity and the possibility of malicious

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tampering with our products. If any of these events occurred, we could incur substantial litigation expense, receive adverse publicity and suffer a loss of sales, and, therefore, our business, results of operations and financial condition could be materially, adversely

         WE ARE DEPENDENT UPON OUR PRINCIPAL STOCKHOLDER FOR INTERIM CAPITAL.

         We have no working capital with which to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended. Our principal stockholder has agreed to advance any funds necessary to insure that we are able to meet our reporting obligations under the Securities Exchange Act of 1934. However, Yucatan has not agreed in writing to provide these funds and can only do so to the extent that it has available funds. No commitments to provide additional funds have been made by other stockholders or third parties. Accordingly, there can be no assurances that any funds will be available to us to allow it to cover our expenses. If we were unable to continue to meet our reporting requirements under the Securities Exchange Act of 1934, our common stock would be delisted from the OTCBB and there would be no market for our securities.

         WE WILL NEED TO RAISE ADDITIONAL CAPITAL.

         We will be required to raise additional working capital to fund the operations of our day spa business. It has been very difficult for small companies to raise working capital in the past few years, and we cannot anticipate if the funding environment in the U.S. or aboard will improve during 2005 and beyond. Accordingly, we cannot offer any assurances that if we should need additional capital that it will be available to us on terms and conditions which are reasonably acceptable, if at all. Depending upon the financial condition of our ultimate merger or business combination partner, the lack of sufficient working capital could materially and adversely affect any revenues we may be able to generate in future periods.

         OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED.

         The market for our common stock is extremely limited, and we do not anticipate that it there will be any increased liquidity in our common stock until such time as we consummate a merger or business combination. Even if we are successful in completing such a transaction, there are no assurances an

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active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment.

         BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

         If the trading price of our common stock remains less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

         It is unlikely that our common stock will trade above $5.00 per share in the foreseeable future, accordingly, any liquidity in the market will be further hampered by the applicability of the Penny Stock Rules to trading in our common stock.

         PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

         SALES BY THE SELLING STOCKHOLDER MAY CAUSE THE MARKET PRICE OF OUR SHARES TO DECREASE.

         It is possible that the selling stockholders will offer all of their shares for sale. A sale by her of all or substantially all of their shares may have a depressive effect on the market price of our common stock.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares offered hereby.

                              AVAILABLE INFORMATION

         We have filed with the SEC a registration statement on Form S-8. This prospectus is part of the registration statement. It does not contain all of the information set forth in the registration statement. For further information about Techlabs, Inc. and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, each of you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC as discussed below.

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports and the registration statement of which this prospectus is a part, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room

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by calling the SEC at 1-800-SEC-0330. In addition, registration statements and other filings made with the SEC through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the SEC's site located at http//www.sec.gov.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for us by Glassberg & Glassberg, P.A., Miami, Florida.

                                     EXPERTS

         The financial statements of Techlabs, Inc. as of and for the year ended December 31, 2003 incorporated by reference in this prospectus have been audited by Webb & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

         The financial statements of Techlabs, Inc. as of and for the year ended December 31, 2002 incorporated by reference in this prospectus have been audited by Dempsey Vantrease & Follis, PLLC, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

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           PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  COMPENSATION AGREEMENT WITH STEVEN T. DORROUGH

         The Company has retained Steven T. Dorrough to consult with it on the business operations of potential transaction candidates with a view toward increasing the revenues of the Company, including, but not limited to (i) identify and initiate discussions on behalf of the Company with potential transactions candidates, (ii) assist management in negotiation of letters of intent and definitive purchase agreements with transactional candidates, and
(iii) such other services as requested by the Company reasonably related to the foregoing.

         As full and complete consideration for the performance of the Services, the Company shall issue Dorrough 60,000 shares of the Company's common stock, which is equal to $63,000 based upon the fair market value of the Company's common stock as of the date hereof. Such shares shall be issued pursuant to the Company's 1999 Stock Incentive Plan and, upon issuance, shall be fully paid, duly issued and freely tradeable.

RESTRICTIONS UNDER FEDERAL SECURITIES LAWS

         The sale of our common stock issuable pursuant to the Compensation Agreement must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, are aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 promulgated under the Securities Act of 1933 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

SALES BY THE SELLING STOCKHOLDER

         The following table sets forth:

         -  the name of each selling stockholder,

         -  the number of shares owned, and

         - the number of shares being registered for resale by each selling stockholder.

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         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the following table. All of the shares being registered for resale under this prospectus for the selling stockholder may be offered hereby. Because the selling stockholders may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares being offered hereby that will be held by the selling stockholders upon termination of any offering made hereby. We have, therefore, for the purposes of the following table assumed that the selling stockholders will sell all of the shares owned by them which are being offered hereby.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by the selling stockholder is as of the date of this prospectus.

                                                       Shares to
                     Number     Percentage    Shares   be owned   Percentage
 Name of selling     of shares  owned before  to be    after      owned after
 stockholder         owned      offering      offered  offering   offering
 ------------------  ---------  ------------  -------  ---------  -----------

 Steven T. Dorrough  60,000     0             60,000   0          0

 * represents less than 1%


PLAN OF DISTRIBUTION

         The selling stockholders may offer and sell their shares at prevailing market prices or privately negotiated prices. The selling stockholders may sell our common stock on the OTC Bulletin Board, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of securities. The shares will not be sold in an underwritten public offering.

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         The selling stockholders may sell the securities in one or more of the following methods:

         * on the OTC Bulletin Board or on such national securities exchanges on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as an agent; or

         * in transactions other than on such national securities exchanges or on the OTC Bulletin Board, or a combination of such transactions, including sales through brokers, acting as an agent, sales in privately negotiated transactions, or dispositions for value by the selling stockholder, subject to rules relating to sales by affiliates.

         In making sales, brokers or dealers used by the selling stockholders may arrange for other brokers or dealers to participate. The selling stockholders, our affiliates and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling stockholder, to the extent required, a prospectus is required to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling stockholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling stockholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have provided the selling stockholders with a copy of these rules. We have also told the selling stockholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

SPECIAL CONSIDERATIONS RELATED TO PENNY STOCK RULES

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

         * a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

         * a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

         * a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

         *  a toll-free telephone number for inquiries on disciplinary actions;

         * definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

         *  other information as the SEC may require by rule or regulation.

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

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

         *  the bid and offer quotations for the penny stock;

         * the compensation of the broker-dealer and its salesperson in the transaction;

         * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

         * monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the offering is completed.

         - Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

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

         - Quarterly Reports on Form 10-QSB for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004; and

         - all reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

         Corporate Secretary
         Techlabs, Inc.
         8905 Kingston Pike
         Suite 307
         Knoxville, Tennessee 37923
         (215) 368-6344

ITEM 4.  DESCRIPTION OF SECURITIES

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

5        Opinion of Glassberg & Glassberg, P.A.
10.1     Compensation Agreement with Steven T. Dorrough
23.1     Consent of Webb & Company, P.A.
23.2     Consent of Dempsey Vantrease & Follis PLLC
23.3     Consent of Glassberg & Glassberg, P.A. (included in Exhibit 5)

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

ITEM 9.  UNDERTAKINGS

The undersigned registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville and the State of Tennessee, on the 27th day of January, 2005.

                                        TECHLABS, INC.


                                        By: /s/ Jayme Dorrough
                                            ------------------
                                            Jayme Dorrough, President,
                                            principal executive officer,
                                            principal accounting and
                                            financial officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                    Title                   Date
         ---------                    -----                   ----


         /s/ Jayme Dorrough           President               January 27, 2005
         ------------------           and Director
         Jayme Dorrough


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